FORM 8-K SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                  May 18, 2001
                Date of Report (Date of earliest event reported)

                              GULFWEST OIL COMPANY
             (Exact name of registrant as specified in its charter)

                                      Texas
                 (State or other jurisdiction of incorporation)

        1-12108                                              87-0444770

 (Commission File Number)                                (IRS Employer
                                                      Identification Number)

         397 N. Sam Houston Parkway E., Suite 375, Houston, Texas 77060
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (281) 820-1919

ITEM 5.  OTHER EVENTS

     GulfWest Oil Company shareholders approved changing the name of the company from “GulfWest Oil Company” to “GulfWest Energy Inc.” at the annual  shareholders’  meeting held May 18, 2001.  The name change has been filed with the Secretary of State of Texas and will take effect immediately.

     The  board  of  directors   had   recommended   the  name  change  to  more
appropriately  reflect  the  expanding  business  of  the  company.   Currently,
GulfWest’s  oil and natural gas reserves  are  comprised of 52% oil and 48%
natural  gas.  The company  plans to continue to expand its role in the domestic natural  gas  industry  by (i)  acquiring  additional  interests  in natural gas properties,  (ii)  increasing  the  production  and reserve base of its existing natural  gas  properties,  and (iii)  acquiring  ownership  of more  natural gas gathering systems and pipelines.

     The  shareholders  also re-elected the seven incumbent  directors for a one year term and  approved  increasing  the  number  of  shares  that can be issued pursuant to the  company's  Employee  Stock  Option Plan from one million to two million shares.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

c.       Exhibits

         Number     Description
         ------     -----------

         3.1        Certificate of Amendment of Articles of Incorporation filed herewith.

         23.1       News release announcing name change, filed herewith.